Exhibit 23.2

[GRAPHIC OMITTED][GRAPHIC OMITTED]

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of Patient Infosystems, Inc. on Form S-8 to be filed on or about October 6, 2004, of our report, dated February 13, 2004 on American CareSource Corporation, appearing in this Registration Statement.



                                          /s/McGladrey & Pullen, LLP


Des Moines, Iowa
October 6, 2004